Exhibit 99.1


Contacts:    John R. Polchin                  Anna Van Lier
             Chief Financial Officer          Director, Corporate Communications
             Convera                          Convera
             703.761.3700                     703.761.3700
             jpolchin@convera.com             avanlier@convera.com



                     CONVERA REPORTS SECOND QUARTER RESULTS

           COMPANY RE-ALIGNS OPERATING FOCUS KEYING ON PROFITABILITY; ADVANCES SOFTWARE AIMED AT FULLY INDEXING THE WORLD WIDE WEB


VIENNA, VA., AUGUST 18, 2004 - Convera Corporation (NASDAQ: CNVR), a leading provider of search and categorization software for enterprises and government agencies, today announced financial results for the three-month period ended July 31, 2004.

Revenues for the second quarter of fiscal 2005 totaled $5.1 million, a $2.5 million decrease from the $7.6 million as reported for the comparable period of the prior year. Gross profit for the three-month period ended July 31, 2004 totaled $3.4 million, resulting in a gross margin of 66%. The gross profit and gross margin for the comparable period of the prior year were $5.2 million and 68% respectively.

The net loss for the three-month period ended July 31, 2004 was $7.0 million, or $0.21 per share, compared to a net loss of $5.1 million, or $0.18 per share, for the comparable year-ago quarter.

Cash and investments as of July 31, 2004 totaled $19.4 million compared to $21.5 million as of the beginning of the quarter and $30.6 million as of January 31, 2004.

"Our second quarter revenue results were impacted by the timing of decisions from a few key prospects," said Patrick C. Condo, President and Chief Executive Officer, Convera. "It is our belief that these opportunities remain viable, and we are continuing our efforts to secure them. In addition, we have recently realigned resources to focus more directly on government opportunities, the media & publishing sector and other targeted vertical market segments, as we believe these areas afford significant opportunities for Convera. This realignment, including the addition of two new sales executives, coupled with revisions to our expense structure is also expected to shorten our time to profitability."

As the Company previously announced during its first quarter earnings conference call, it has embarked on an advanced development effort focused on applying the Company's existing technology to assist customers in locating contextually relevant information from the World Wide Web. This development effort has since progressed to a software prototype aimed at fully indexing the Web. In concert with this effort, Convera is in the process of executing an enterprise hosting service agreement with AT&T to host this offering and has incurred capital outlays to date limited to equipment, personnel and general operating costs. Upon a successful completion of the prototype, currently set for late October, the Company will then announce a timeframe for commercial availability. The Company is also assessing future capital requirements for this initiative and may elect to seek funding sources over the coming quarters.

In support of the Convera's top-line objectives to reach profitability, as well as in support of the shift in business strategy, the Company has made revisions to its expense structure. These actions will result in annualized savings of approximately $12 million and will begin to be realized during the fourth quarter of fiscal 2005. The Company expects to take a restructuring charge during the third quarter related to this effort.

                                   -- more --

PAGE 2 - CONVERA REPORTS SECOND QUARTER RESULTS

The attached financial information compares the results of operations for the three-month and six-month periods ended July 31, 2004 to the same periods in 2003 and the balance sheet as of July 31, 2004 to the balance sheet as of January 31, 2004.

ABOUT CONVERA
Convera is a leading provider of mission-critical enterprise search and categorization solutions. Convera's RetrievalWare solutions maximize return on investment in vast stores of unstructured information by providing highly scalable, fast, accurate and secure search across more than 200 forms of text, video, image and audio information, in more than 45 languages. More than 900 customers in 33 countries rely on Convera's search solutions to power a broad range of mission-critical applications including enterprise portals, knowledge management, intelligence gathering, profiling, corporate policy compliance, regulatory compliance, customer service and more. For more information, contact Convera at 800-788-7758, via e-mail at info@convera.com or on the Web at www.convera.com

                             ----------------------

This release, including any statements from Convera personnel, contains statements about Convera's future expectations, performance, plans, and prospects, as well as assumptions about future events. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, business and economic conditions and trends; continued success in technological advances; possible disruption in commercial activities caused by terrorist activity and armed conflict, such as changes in logistics and security arrangements; reduced customer demand relative to expectations; competitive factors; and other risk factors listed from time to time in the company's SEC reports. Actual results may differ materially from our expectations as the result of these and other important factors relating to Convera's business and product development efforts, which are further described in Convera's filings with the Securities and Exchange Commission. These filings can be obtained from the SEC's website located at www.sec.gov. Any forward-looking statements are based on information available to Convera on the date of this release, and Convera assumes no obligation to update such statements. The Convera design logo and the following are worldwide trademarks of Convera: Convera(TM), RetrievalWare(R), and Screening Room(R). The names of actual companies and products mentioned herein may be the trademarks of their respective owners.


THE CONDENSED, CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE COMPANY APPEAR BELOW AND ARE PRESENTED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES. ALL AMOUNTS, EXCEPT PER SHARE AMOUNTS, ARE EXPRESSED IN THOUSANDS OF U.S. DOLLARS.


                                                                THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                                     JULY 31,                              JULY 31,
                                                                    2004            2003               2004               2003
                                                                    ----            ----               ----               ----
                                                                (unaudited)                        (unaudited)
REVENUES:
   License                                                        $ 2,197       $   4,587          $   8,053            $ 8,818
        Services                                                    1,041           1,467              1,624              2,666
        Maintenance                                                 1,829           1,559              3,560              3,089
                                                            ---------------- ---------------      --------------- ---------------
                Total revenues                                      5,067           7,613             13,237             14,573
                                                            ---------------- ---------------      --------------- ---------------

COST OF REVENUES:
   License                                                            468             521              1,127                952
   Services                                                           802           1,375              1,518              2,792
   Maintenance                                                        436             503                958                966
                                                            ---------------- ---------------      --------------- ---------------
                Total cost of revenues                              1,706           2,399              3,603              4,710
                                                            ---------------- ---------------      --------------- ---------------

GROSS MARGIN                                                        3,361           5,214              9,634              9,863
                                                            ---------------- ---------------      --------------- ---------------

OPERATING EXPENSES:
   Sales and marketing                                              4,302           4,634              9,316              9,333
   Research and product development                                 3,632           3,219              7,272              6,500
   General and administrative                                       2,506           2,233              4,922              4,524
   Restructuring charge                                                -              295                    -              621
                                                            ---------------- ---------------      --------------- ---------------
                 Total operating expenses                          10,440          10,381             21,510             20,978
                                                            ---------------- ---------------      --------------- ---------------

OPERATING LOSS                                                     (7,079)         (5,167)           (11,876)           (11,115)

INTEREST INCOME, NET                                                   30              50                 68                101
                                                            ---------------- ---------------      --------------- ---------------

NET LOSS                                                         $ (7,049)       $ (5,117)          $(11,808)          $(11,014)


NET LOSS PER COMMON SHARE - BASIC & DILUTED                       $ (0.21)        $ (0.18)           $ (0.35)        $    (0.38)
                                                            ================ ===============      =============== ===============
WEIGHTED-AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING - BASIC & DILUTED                            34,040          29,210             33,989             29,123


THE CONDENSED, CONSOLIDATED BALANCE SHEETS FOR THE COMPANY APPEAR BELOW AND ARE PRESENTED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES. ALL AMOUNTS ARE EXPRESSED IN THOUSANDS OF U.S. DOLLARS.



ASSETS                                                      JULY 31, 2004         JANUARY 31, 2004
                                                            -------------         ----------------
                                                             (unaudited)
CURRENT ASSETS
            Cash and cash equivalents                       $       19,354         $       30,530
            Short term investments                                      71                     71
            Accounts receivable, net                                 5,212                  5,464
            Prepaid expenses and other                               2,628                  2,536
                                                        ---------------------- -----------------------
                  Total current assets                              27,265                 38,601

Other assets, net                                                    3,673                  3,984
Goodwill                                                             2,275                  2,275
Other intangible assets                                                701                    835
                                                        ---------------------- -----------------------

                  TOTAL ASSETS                              $       33,914         $       45,695
                                                        ====================== =======================


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
            Accounts payable                                $        3,942         $        2,615
            Accrued expenses                                         3,498                  4,093
            Accrued bonuses                                            413                    745
            Deferred revenues                                        3,777                  3,720
            Restructuring reserve                                      720                    620
                                                        ---------------------- -----------------------
                                                                    12,350                 11,793

            Restructuring reserve, net of
              current            portion                               425                    887
            Other long-term liabilities                                756                  1,647
                                                        ---------------------- -----------------------
                  Total long-term liabilities                        1,181                  2,534
                                                        ---------------------- -----------------------

                  TOTAL LIABILITIES                                 13,531                 14,327
                                                        ---------------------- -----------------------

SHAREHOLDERS' EQUITY                                                20,383                 31,368

                  TOTAL LIABILITIES & SHAREHOLDERS'
                  EQUITY                                     $      33,914         $       45,695
                                                        ====================== =======================